EXHIBIT 99.1

February 17, 2004

National Financial Partners Plans Secondary Offering of Its Common Stock

NEW YORK, NY—National Financial Partners Corp. (NYSE: NFP) today announced that it may file a registration statement on Form S-1 with the Securities and Exchange Commission by the end of the first quarter of 2004 for a proposed secondary offering that the Company anticipates will include only secondary shares of its common stock. The exact timing and terms of the possible offering are dependent upon market conditions.

A registration statement relating to these securities has not been filed with the Securities and Exchange Commission. This release does not constitute an offer to sell, nor a solicitation of an offer to buy, any shares of NFP. These shares may not be sold, and offers to buy may not be accepted, before a registration statement is declared effective by the Securities and Exchange Commission. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and growing entrepreneurial companies. NFP is headquartered in New York and operates a national distribution network with over 1,300 producers in 40 states and Puerto Rico consisting of over 130 owned firms and over 175 affiliated third-party distributors.

This press release of National Financial Partners Corp. (“NFP”) contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. NFP cautions readers that statements regarding the filing of a registration statement, the timing of such filing and any other future aspect relating to the proposed offering are forward-looking statements and are based on management’s current expectations, estimates and projections. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond NFP’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect expectations, please see NFP’s filings with the Securities and Exchange Commission, including its registration statement on Form

S-1. Unless legally required, NFP undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations: John Nadel National Financial Partners ir@nfp.com 212-301-4084	Media Relations: Elliot Holtz National Financial Partners communications@nfp.com 212-301-4060